UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Union Bankshares Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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October 9, 2009

Dear Fellow Shareholder:

We recently mailed to you proxy materials in connection with our upcoming Special Meeting of Shareholders to be held on October 26, 2009. At the Special Meeting, we are asking you to approve certain merger related proposals in connection with our business combination with First Market Bank.

The Union board of directors unanimously approved the merger agreement with First Market Bank, and the transactions contemplated by the merger agreement. The Union board unanimously recommends that you vote “FOR” the approval of the issuance of Union common stock in the merger and “FOR” the approval of the related change in the corporate name as indicated in the proxy statement.

Your vote is very important. If you have not already done so, please take a moment to vote your shares as soon as possible.

In connection with the Special Meeting, we have engaged Regan & Associates, Inc. to assist us in the solicitation of proxies for a fee of $12,000, all expenses included. If you have any questions on how to cast your vote, we encourage you to contact our proxy solicitor by calling, toll-free, 1-(800) 737-3426.

Thank you for your cooperation and continued support.

Sincerely,

G. William Beale President and Chief Executive Officer

PLEASE VOTE AND SUBMIT YOUR PROXY TODAY!

Additional Information and Where to Find It

In connection with the proposed merger transaction with First Market Bank, on September 21, 2009, Union Bankshares Corporation (“Union”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement. In addition, Union may file other relevant documents concerning the proposed transaction with the SEC. STOCKHOLDERS OF UNION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders of Union may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the definitive proxy statement also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, Post Office Box 446, Bowling Green, Virginia 22427-0446, Attention: Investor Relations (telephone: (804) 633-5031) or by accessing Union’s website at http://www.ubsh.com under “Investor Relations – SEC Filings.” The information on Union’s website is not, and shall not be deemed to be, a part of this letter or incorporated into other filings the company makes with the SEC.

Union and its directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Union in connection with the transaction. Information about the directors and executive officers of Union is set forth in the proxy statement for Union’s 2009 annual meeting of shareholders filed with the SEC on March 19, 2009. Additional information regarding the interests of these participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive proxy statement filed with the SEC on September 21, 2009.